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As filed with the Securities and Exchange Commission on May 18, 2016

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LIBERTY MEDIA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	37-1699499 (I.R.S. Employer Identification No.)

Richard N. Baer
Chief Legal Officer
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Renee L. Wilm Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112 (212) 408-2500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective and all other conditions to the proposed transactions described herein have been satisfied.

           If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "accelerated filer," "large accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(4)

Series C Liberty Braves Common Stock, par value $0.01 per share	15,739,536	$12.80	$201,466,061	$20,288

Subscription Rights to Purchase Shares of Series C Liberty Braves Common Stock ("Series C Liberty Braves Rights")	—	—	(3)	(3)

(1)
The number of shares of the Registrant's Series C Liberty Braves common stock, par value $0.01 per share ("BATRK"), being registered has been determined based upon the maximum number of shares of BATRK estimated to be offered by the Registrant pursuant to the rights offering contemplated hereby, which number has been determined based on the number of shares of the Registrant's Series A Liberty Braves common stock, par value $0.01 per share ("BATRA"), Series B Liberty Braves common stock, par value $0.01 per share ("BATRB"), and BATRK outstanding on the record date for the distribution of the Series C Liberty Braves Rights (the "rights distribution record date"), each multiplied by 0.47, which is the number of subscription rights that the Registrant intends to distribute for each share of the Registrant's Liberty Braves common stock outstanding on the rights distribution record date. The actual number of BATRK shares offered may be less than the maximum number stated in the table.

(2)
Calculated in accordance with Rule 457(i) under the Securities Act of 1933, as amended.

(3)
Pursuant to Rule 457(g), no separate registration fee is payable with respect to the rights being offered hereby as the rights are being registered in the same registration statement as the securities to be offered pursuant thereto.

(4)
Calculated on the basis of $100.70 per million of the proposed maximum aggregate offering price.

PROSPECTUS

LIBERTY MEDIA CORPORATION

12300 Liberty Boulevard
Englewood, Colorado 80112

Series C Liberty Braves Common Stock, par value $0.01 per share

Subscription Rights to Purchase up to
15,739,536 Shares of Series C Liberty Braves Common Stock at $12.80 per Share

           Liberty Media Corporation (Liberty, which is also referred to in this prospectus as we, our, or the company) owns interests in subsidiaries and other companies that are engaged in the media, communications and entertainment industries. Through our subsidiaries and affiliates, we principally operate in North America. Our principal businesses and assets include our consolidated subsidiaries Sirius XM Holdings Inc. (SiriusXM) and Braves Holdings, LLC (Braves Holdings) and our equity affiliate Live Nation Entertainment, Inc. (Live Nation). We are distributing (the rights distribution) to holders of our Series A, Series B and Series C Liberty Braves common stock 0.47 of a subscription right (a Series C Liberty Braves Right or a right) to purchase one share of our Series C Liberty Braves common stock for each share of our Series A, Series B or Series C Liberty Braves common stock (the rights offering) held as of 5:00 p.m., New York City time, on May 16, 2016 (the rights distribution record date). No Series C Liberty Braves Rights are being distributed based on ownership of any series of our Liberty SiriusXM common stock or our Liberty Media common stock.

           If all conditions to the rights distribution are satisfied or waived by our board of directors in its sole discretion, at 5:00 p.m., New York City Time, on May 18, 2016 (the rights distribution date):

  •
  You will receive 0.47 of a Series C Liberty Braves Right for each share of our Series A Liberty Braves common stock, par value $0.01 per share (Series A Liberty Braves common stock or BATRA), held by you as of the rights distribution record date;

  •
  You will receive 0.47 of a Series C Liberty Braves Right for each share of our Series B Liberty Braves common stock, par value $0.01 per share (Series B Liberty Braves common stock or BATRB), held by you as of the rights distribution record date; and

  •
  You will receive 0.47 of a Series C Liberty Braves Right for each share of our Series C Liberty Braves common stock, par value $0.01 per share (Series C Liberty Braves common stock or BATRK, and together with BATRA and BATRB, the Liberty Braves common stock), held by you as of the rights distribution record date.

Fractional Series C Liberty Braves Rights will be rounded up to the nearest whole right.

           The maximum number of Series C Liberty Braves Rights to be issued in the rights distribution pursuant to which our rightsholders may acquire an equivalent number of shares of our Series C Liberty Braves common stock is 15,739,536.

           The rights offering will commence on May 19, 2016. In the rights offering, each Series C Liberty Braves Right will entitle the holder to a basic subscription privilege and an oversubscription privilege. Under the basic subscription privilege, each whole Series C Liberty Braves Right entitles its holder to purchase one share of our Series C Liberty Braves common stock at a subscription price of $12.80, which is equal to an approximate 20% discount to the trading day volume weighted average trading price of our Series C Liberty Braves common stock beginning on April 18, 2016, which was the first day on which our Series C Liberty Braves common stock began trading "regular way" on the Nasdaq Global Select Market following the reclassification and exchange of our former common stock, which was completed following market close on April 15, 2016 (the Reclassification and Exchange), and ending on May 11, 2016 (such price, the subscription price and such "regular way" trading day period, the subscription price determination period). Under the oversubscription privilege, each rightsholder which exercises its basic subscription privilege, in full, will have the right to subscribe, at the subscription price, for up to that number of shares of our Series C Liberty Braves common stock which are not purchased by rightsholders under their basic subscription privilege. If a rightsholder delivers an oversubscription request for shares of our Series C Liberty Braves common stock and we receive oversubscription requests for more shares of our Series C Liberty Braves common stock than we have available for oversubscription, the rightsholder will receive its pro rata portion of the available shares of our Series C Liberty Braves common stock based on the number of shares it purchased under its basic subscription privilege or, if less, the number of shares for which it oversubscribed. However, rightsholders should be aware that the subscription for and receipt of shares of Series C Liberty Braves common stock pursuant to exercises of both basic and oversubscription privileges are subject, in all respects, to the provisions of our Restated Certificate of Incorporation (our Restated Charter), specifically those provisions relating to the transfer and ownership of shares of our Liberty Braves common stock.

           All exercises of Series C Liberty Braves Rights are irrevocable even if our board determines, in its sole discretion, to extend the expiration time. The rights offering will expire at 5:00 p.m., New York City time, on June 16, 2016, unless we extend it, with the length of such extension to be determined by our board of directors in its sole discretion. However, we may not extend the expiration time of the rights offering for more than 25 trading days past the original 20 trading day subscription period.

           No vote of Liberty's stockholders is required or is being sought to authorize or effectuate the rights offering. No action is required of you to receive your Series C Liberty Braves Rights.

           We have been informed by John C. Malone, our Chairman of the Board, and Gregory B. Maffei, our President and Chief Executive Officer and a director of our company, that they each intend to exercise their respective basic subscription privileges in the rights offering, and may exercise their respective oversubscription privileges as well. However, neither we nor our board of directors has made any recommendation as to whether you should exercise or transfer your rights. You should decide whether to transfer your rights, subscribe for shares of our Series C Liberty Braves common stock, or simply take no action with respect to your rights, based on your own assessment of your best interests.

           Our Series A Liberty SiriusXM common stock, Series B Liberty SiriusXM common stock, Series C Liberty SiriusXM common stock, Series A Liberty Braves common stock, Series C Liberty Braves common stock, Series A Liberty Media common stock and Series C Liberty Media common stock trade on the Nasdaq Global Select Market under the symbols "LSXMA," "LSXMB," "LSXMK," "BATRA," "BATRK," "LMCA" and "LMCK," respectively. Our Series B Liberty Braves common stock and Series B Liberty Media common stock are quoted on The OTC Markets under the symbols "BATRB" and "LMCB," respectively. We expect to list the Series C Liberty Braves Rights on the Nasdaq Global Select Market on a "when-issued" basis on May 18, 2016 under the symbol "BATRV" and in the "regular way" under the symbol "BATRR" on May 19, 2016 (the first trading day following the rights distribution date and the commencement date for the rights offering).

           In reviewing this prospectus, you should carefully consider the matters described under the caption "Risk Factors" beginning on page 12.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or has passed upon the adequacy or accuracy of this prospectus as truthful or complete. Any representation to the contrary is a criminal offense.

           WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The date of this prospectus is May 18, 2016.

ABOUT THIS PROSPECTUS

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Liberty," the "company," "we," "us," "our," or similar references, mean Liberty Media Corporation.

        You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to provide information other than that provided in this prospectus and the documents incorporated by reference. You should assume that the information appearing in this prospectus is accurate only as of the date on its cover page and that any information previously filed with the Securities and Exchange Commission (the "SEC") that is incorporated by reference is accurate only as of the date such document is incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

 WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is a part of a registration statement we have filed with the SEC under the Securities Act of 1933, as amended (the Securities Act). As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC's website or at its Public Reference Room, as discussed below.

        We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act), and, in accordance with those requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC's toll-free number at 1-800-SEC-0330 for further information about the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.libertymedia.com, although information on our website is not incorporated by reference into and does not constitute a part of this prospectus. Our Series A Liberty SiriusXM common stock, Series B Liberty SiriusXM common stock, Series C Liberty SiriusXM common stock, Series A Liberty Braves common stock, Series C Liberty Braves common stock, Series A Liberty Media common stock and Series C Liberty Media common stock are listed on the Nasdaq Global Select Market under the symbols "LSXMA," "LSXMB," "LSXMK," "BATRA," "BATRK," "LMCA" and "LMCK," respectively, and you can read and inspect our filings at the offices of NASDAQ at One Liberty Plaza, 165 Broadway, New York, New York, 10006.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and is deemed to be part of this prospectus except for any information superseded by this prospectus or any other document incorporated by reference into this prospectus. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2015, shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this prospectus or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering described herein (other than any filing or portion thereof that is furnished, rather than filed, under applicable SEC rules):

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015, filed on February 26, 2016 (the 10-K); Amendment No. 1 to the 10-K, filed on April 29, 2016;

  •
  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 9, 2016;

  •
  our Current Reports (other than any portion thereof furnished or deemed furnished) on Form 8-K filed on January 4, 2016, January 27, 2016, February 24, 2016, March 1, 2016, March 11, 2016, March 22, 2016, April 11, 2016, April 14, 2016, April 19, 2016 (as amended by our Current Report on Form 8-K/A filed on April 20, 2016); and

  •
  the description of our Series C Liberty Braves common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A filed under the Exchange Act on April 14, 2016, and any amendment or report filed for the purpose of updating such description.

        Any statement contained in the filings (or portions of filings) incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any filing by us with the SEC prior to the completion of this offering modifies, conflicts with or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (720) 875-5400
Attention: Investor Relations

SUMMARY

        The following is a summary of material information discussed in this prospectus. It is included for convenience only and should not be considered complete. You should carefully review this entire prospectus, including the risk factors and the documents incorporated by reference into this prospectus, to better understand the rights offering and our business and financial position.

Our Company

        Liberty Media Corporation owns interests in subsidiaries and other companies that are engaged in the media, communications and entertainment industries. Through our subsidiaries and affiliates, we principally operate in North America. Our principal businesses and assets include our consolidated subsidiaries SiriusXM Holdings Inc. (SiriusXM) and Braves Holdings, LLC (Braves Holdings) and our equity affiliate Live Nation Entertainment, Inc. (Live Nation).

        SiriusXM.    At March 31, 2016, we owned an approximate 63% interest in SiriusXM, which transmits music, sports, entertainment, comedy, talk, news, traffic and weather channels as well as infotainment services in the United States on a subscription fee basis through their proprietary satellite radio systems. Subscribers can also receive their music and other channels, plus features such as SiriusXM On Demand and MySXM, over SiriusXM's Internet radio service, including through applications for mobile devices. SiriusXM is also a leader in providing connected vehicle services. Its connected vehicle services are designed to enhance the safety, security and driving experience for vehicle operators while providing marketing and operational benefits to automakers and their dealers. Subscribers and subscription-based revenues and expenses associated with its connected vehicle services are not included in the subscriber count. SiriusXM has agreements with every major automaker to offer satellite radios in their vehicles from which SiriusXM acquires the majority of its subscribers. SiriusXM also acquires subscribers through the marketing to owners and lessees of vehicles that include factory-installed satellite radios that are not currently subscribing to SiriusXM services. Additionally, SiriusXM distributes its radios through retailers online and at locations nationwide and through its website. Satellite radio services are also offered to customers of certain daily rental car companies. SiriusXM's primary source of revenue is subscription fees, with most of its customers subscribing on an annual, semi-annual, quarterly or monthly plan. SiriusXM offers discounts for prepaid, longer term subscription plans, as well as multiple subscription discounts. SiriusXM also derives revenue from activation and other fees, the sale of advertising on select non-music channels, the direct sale of satellite radios and accessories, and other ancillary services, such as weather, traffic and data services.

        Braves Holdings.    Braves Holdings is our wholly owned subsidiary that indirectly owns and operates the Atlanta Braves Major League Baseball club and five minor league baseball clubs (the Gwinnett Braves, the Mississippi Braves, the Rome Braves, the Danville Braves and the GCL Braves). Braves Holdings also operates a baseball academy in the Dominican Republic and leases a baseball facility from a third party in connection with its academy. Braves Holdings has exclusive operating rights to Turner Field, the home stadium of the Atlanta Braves, until December 31, 2016 pursuant to an Operating Agreement with the Atlanta Fulton County Recreation Authority. Effective for the 2017 season, the Braves are expected to relocate into a new ballpark located in Cobb County, a suburb of Atlanta. The facility will be leased from Cobb County and Cobb-Marietta Coliseum and Exhibit Hall Authority and will offer a range of activities and eateries for fans. Braves Holdings is participating in the construction of the new stadium and an adjacent mixed-use development project (the Development Project) .

        Live Nation.    At March 31, 2016, we owned an approximate 35% interest in Live Nation. Live Nation is considered the largest live entertainment company in the world and seeks to innovate and enhance the live entertainment experience for artists and fans: before, during and after the show. Live Nation has four business segments: concerts; ticketing; artist nation; and sponsorship and advertising.

        Our principal executive offices are located at 12300 Liberty Boulevard, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400 and our website is located at www.libertymedia.com. The information contained on our website is not a part of this prospectus.

The Reclassification and Exchange

        On April 15, 2016, the Company completed a previously announced transaction whereby each outstanding share of the Company's existing common stock was reclassified into and exchanged for (the Reclassification and Exchange) three new tracking stocks, designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock. In order to effect the Reclassification and Exchange, on April 15, 2016, the Company filed the Restated Charter with the Delaware Secretary of State after the market close. In the Reclassification and Exchange, pursuant to the Restated Charter, each issued and outstanding share of the Company's then-existing common stock was reclassified by exchanging each such share, upon the cancellation therefor, for (i) one newly issued share of the corresponding series of Liberty SiriusXM common stock, (ii) 0.1 of a newly issued share of the corresponding series of Liberty Braves common stock and (iii) 0.25 of a newly issued share of the corresponding series of Liberty Media common stock, with cash issued in lieu of fractional shares.

        The Restated Charter sets forth the terms and the rights of holders of the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock. Pursuant to the Restated Charter, the Liberty SiriusXM common stock tracks the businesses and assets attributed to the SiriusXM Group, including Liberty's interest in SiriusXM; the Liberty Braves common stock tracks the businesses and assets attributed to the Braves Group, including Liberty's subsidiary Braves Holdings; and the Liberty Media common stock tracks the businesses and assets attributed to the Media Group, including Liberty's interest in Live Nation and all other businesses and assets not attributed to the SiriusXM Group or the Braves Group.

Additional Information

        For additional information regarding our business, financial condition, results of operations, and other important information regarding our company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see "Where You Can Find More Information."

The Rights Offering

        The following is a brief summary of the terms of the rights offering. Please see "The Rights Offering" for a more detailed description of the matters described below.

Q:
What is a rights offering?

A:
A rights offering is a distribution of subscription rights on a pro rata basis to stockholders of a company. We will distribute (the rights distribution) to holders of our Series A Liberty Braves common stock, Series B Liberty Braves common stock and Series C Liberty Braves common stock as of the rights distribution record date (as defined below), 0.47 of a transferable subscription right issued by us to purchase one share of our Series C Liberty Braves common stock (a Series C Liberty Braves Right or a right) for each share of our Series A Liberty Braves common stock, Series B Liberty Braves common stock and Series C Liberty Braves common stock, as applicable, held as of the rights distribution record date.

Q.
What are the record and distribution dates for the rights offering?

A.
Each holder of record of shares of our common stock as of 5:00 p.m., New York City time, on May 16, 2016 (the rights distribution record date) will be entitled to receive Series C Liberty

  Braves Rights on the rights distribution date, which will be as of 5:00 p.m., New York City time, on May 18, 2016.

Q.
Are there other key dates relating to the rights offering?

A.
Yes. Below is a list of the key dates for the rights offering of which you should be aware. With the exception of the rights distribution record date and rights distribution date, such dates are subject to change in the event our board of directors determines to extend the rights offering (as discussed herein). For more information regarding these dates, we encourage you to review "The Rights Offering" below, as that section of the prospectus describes other timing considerations of which you should be aware regarding the rights offering (for example, dates by which different forms of payment upon the exercise of rights are deemed received).

Date	Event / Action
5:00 p.m., New York City time, on May 16, 2016	Rights distribution record date.
May 18, 2016	When-issued trading period for the Series C Liberty Braves Rights on the Nasdaq Global Select Market under the symbol "BATRV."
5:00 p.m., New York City time, on May 18, 2016	Rights distribution date.
May 19, 2016	Commencement of the rights offering.
Commencement of "regular way" trading for the Series C Liberty Braves Rights on the Nasdaq Global Select Market under the symbol "BATRR."
11:00 a.m., New York City time, on June 9, 2016	Date by which the subscription agent must have received appropriate materials from holders of rights in order to have the subscription agent sell such rights.

Date by which foreign holders of Series C Liberty Braves Rights must notify the subscription agent and establish to the satisfaction of the subscription agent that it is permitted to exercise its Series C Liberty Braves Rights.

June 9, 2016	Date by which the subscription agent must have received appropriate materials from holders of rights in order to transfer all or a portion of such holder's rights.
5:00 p.m., New York City time, on June 16, 2016	Expiration of the rights offering.
Q.
What are the Series C Liberty Braves Rights?

A.
Each whole Series C Liberty Braves Right entitles its holder to purchase one share of our Series C Liberty Braves common stock from us, at a subscription price of $12.80, which is equal to an approximate 20% discount to the trading day volume weighted average trading price of our Series C Liberty Braves common stock beginning on April 18, 2016, which was the first day on which our Series C Liberty Braves common stock began trading "regular way" (meaning once the common stock trades using a standard settlement cycle) on the Nasdaq Global Select Market following the distribution of our common stock in the Reclassification and Exchange, and ending on May 11, 2016 (such price, the subscription price and such "regular way" trading day period, the subscription price determination period).

Q.
What do I have to do to receive Series C Liberty Braves Rights?

A.
Nothing. Holders of our Liberty Braves common stock on the rights distribution record date are not required to pay any cash or deliver any other consideration, or give up any shares of our Liberty Braves common stock, to receive the Series C Liberty Braves Rights distributable to them in the rights distribution.

  Because it is expected that the ex-dividend date for the rights offering will occur on the first trading day immediately following the rights distribution date, if you are a holder of shares of Series A Liberty Braves common stock, Series B Liberty Braves common stock or Series C Liberty Braves common stock on the rights distribution record date, you will be entitled to receive the Series C Liberty Braves Rights issuable in respect of those shares only if you continue to hold them through the rights distribution date. See "The Rights Offering—Trading Prior to the Rights Distribution Record Date."

Q.
Will holders of Liberty SiriusXM common stock and holders of Liberty Media common stock also receive Series C Liberty Braves Rights in the rights distribution?

A.
No. No Series C Liberty Braves Rights will be distributed based on ownership of any series of our Liberty SiriusXM common stock or our Liberty Media common stock.

Q.
What is the basic subscription privilege?

A.
The basic subscription privilege entitles each holder of a whole Series C Liberty Braves Right to purchase one share of our Series C Liberty Braves common stock, for the subscription price.

Q.
What is the oversubscription privilege?

A.
The oversubscription privilege entitles each holder of a whole Series C Liberty Braves Right, if the holder fully exercises its basic subscription privilege, to subscribe at the subscription price for up to that number of shares of our Series C Liberty Braves common stock, as applicable, that are offered in the rights offering but are not purchased by the other rightsholders under their basic subscription privilege.

  Rightsholders should be aware that the subscription for and receipt of shares of Series C Liberty Braves common stock pursuant to exercises of both basic and oversubscription privileges are subject, in all respects, to the provisions of our Restated Charter, specifically those provisions relating to the transfer and ownership of shares of our Liberty Braves common stock.

Q.
What are the limitations on the oversubscription privilege?

A.
We will be able to satisfy exercises of the oversubscription privilege only if rightsholders subscribe for less than all of the shares of our Series C Liberty Braves common stock that may be purchased under the basic subscription privilege of the Series C Liberty Braves Rights. If sufficient shares are available, we will honor the oversubscription requests in full. If oversubscription requests exceed the shares available, we will allocate the available shares pro rata among those who oversubscribed in proportion to the number of shares of Series C Liberty Braves common stock that each rightsholder purchases pursuant to its basic subscription privilege or, if less, the number of shares for which it oversubscribed.

Q.
How will fractional Series C Liberty Braves Rights be treated in the rights offering?

A.
We will not issue, or pay cash in lieu of, fractional rights. Instead, we will round up any fractional Series C Liberty Braves Right to the nearest whole right.

Q.
Do the Series C Liberty Braves Rights provide the holder with any right to subscribe for shares of our Series A Liberty Braves common stock or Series B Liberty Braves common stock, or any series of our Liberty SiriusXM common stock or Liberty Media common stock?

A.
No. Series C Liberty Braves Rights only entitle the holders to subscribe for shares of our Series C Liberty Braves common stock.

Q.
When will the rights offering commence and when will it expire?

A.
The rights offering will commence on May 19, 2016. The rights offering will expire at 5:00 p.m., New York City time, on June 16, 2016, which will be the 20th trading day following the commencement of the rights offering (such date and time, the expiration time), unless we extend it. We may extend the expiration time for any reason and for any length of time at the discretion of our board of directors. However, we may not extend the expiration time of the rights offering for more than 25 trading days past the original 20 trading day period. If we do not complete the rights offering by the 45th trading day of the subscription period, we will cause the subscription agent to return to each exercising holder the entirety of such holder's aggregate subscription price previously paid.

Q.
Are there any conditions to the rights distribution?

A.
The completion of the rights distribution is subject to the satisfaction (as determined by our board of directors in its sole discretion) of the following conditions:

•
our receipt of the opinion of Baker Botts L.L.P. (Baker Botts), dated as of the rights distribution date, to the effect that, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by us as a result of the rights distribution, and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of our Liberty Braves common stock upon the receipt of Series C Liberty Braves Rights in the rights distribution;

•
the effectiveness under the Securities Act of the Registration Statement on Form S-3, of which this prospectus forms a part; and

•
the approval of the Nasdaq Stock Market LLC (Nasdaq) for the listing of our Series C Liberty Braves Rights.

Q.
Can you terminate the rights offering?

A.
Yes. Our board of directors may determine to abandon the rights distribution at any time prior to the rights distribution date, and, even after the Series C Liberty Braves Rights have been distributed, may also determine to abandon the rights offering prior to its commencement or terminate the rights offering following its commencement for any reason before the expiration time.

Q.
If you terminate the rights offering, will my subscription payment be refunded to me?

A.
Yes. If we terminate the rights offering, the subscription agent will return promptly all subscription payments received by it. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the rights offering.

Q.
If I purchase subscription rights in the market and you terminate the rights offering, will I be reimbursed the price I paid to purchase my rights?

A.
No. If you purchase Series C Liberty Braves Rights in the market and we terminate the rights offering at any time, you will incur the loss of the entire price you paid to acquire your Series C Liberty Braves Rights.

Q.
Why are you conducting the rights offering and how will you use the proceeds received from the rights offering?

A.
We are conducting the rights offering to raise capital to repay a note from Braves Holdings to Liberty, with total capacity of up to $165 million of borrowings by Braves Holdings (the Intergroup Note), as well as for general corporate purposes. See "Use of Proceeds From the Rights Offering" for a more detailed description. We determined the subscription price and the number of Series C Liberty Braves Rights to distribute based on, among other things, the market price of our Series C Liberty Braves common stock following the Reclassification and Exchange, discounts used in similar rights offerings, the general conditions of the securities markets and the amount of proceeds, after any deductions for expenses related to the rights offering, we wish to raise.

Q.
How many shares of your Series C Liberty Braves common stock do you expect to be outstanding following the rights offering?

A.
Assuming the rights offering is fully subscribed, and without giving effect to any anti-dilution adjustments associated with outstanding equity awards, we estimate that we would have outstanding 38,013,111 shares of our Series C Liberty Braves common stock immediately following the completion of the rights offering.

Q.
How might the rights offering affect the trading price of your Series C Liberty Braves common stock?

A.
We cannot assure you as to how the rights offering will impact the trading price of our Series C Liberty Braves common stock. Historically, due to the inclusion of a discounted subscription price and the resulting dilution, rights offerings have adversely impacted the trading price of the underlying shares, especially during the period the rights offering remains open.

Q.
How do I exercise my Series C Liberty Braves Rights?

A.
Subscription materials, including rights certificates, will be made available to holders upon the commencement of the rights offering. Each holder who wishes to exercise the basic subscription privilege under its Series C Liberty Braves Rights should properly complete and sign the applicable rights certificate and deliver the rights certificate together with payment of the subscription price for each share of our Series C Liberty Braves common stock subscribed for to the subscription agent before the expiration time. Each holder who further wishes to exercise the oversubscription privilege under its rights must also include payment of the subscription price for each share of our Series C Liberty Braves common stock subscribed for under the oversubscription privilege. We recommend that any rightsholder who uses the United States mail to effect delivery to the subscription agent use insured, registered mail with return receipt requested. Any holder who cannot deliver its rights certificate to the subscription agent before the expiration time may use the procedures for guaranteed delivery described under the heading "The Rights Offering—Delivery of Subscription Materials and Payment—Guaranteed Delivery Procedures." We will not pay interest on subscription payments. We have provided more detailed instructions on how to exercise the rights under the heading "The Rights Offering" beginning with the section entitled "—Exercising Your Series C Liberty Braves Rights," in the rights certificates themselves and in the document entitled "Instructions for Use of Liberty Media Corporation Series C Liberty Braves Rights Certificates" that accompanies this prospectus.

Q.
How may I pay the subscription price?

A.
Your cash payment of the subscription price must be made by either check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent, which is Computershare Trust Company, N.A. Payments should be made payable to "Computershare Trust Company, N.A." Please see "The Rights Offering—Delivery of Subscription Materials and Payment."

Q.
What should I do if I want to participate in the rights offering but my shares of Liberty Braves common stock will be held in the name of my broker or a custodian bank on the rights distribution record date?

A.
We will ask brokers, dealers and nominees holding shares of our Liberty Braves common stock on behalf of other persons to notify these persons of the rights offering. Any beneficial owner wishing to sell or exercise its Series C Liberty Braves Rights will need to have its broker, dealer or nominee act on its behalf. Each beneficial owner should complete and return to its broker, dealer or nominee the form entitled "Beneficial Owner Election Form." This form will be available with the other subscription materials from brokers, dealers and nominees holding shares of our Liberty Braves common stock on behalf of other persons on the rights distribution record date.

Q.
Will I receive subscription materials by mail if my address is outside the United States?

A.
No. We will not mail rights certificates to any person with an address outside the United States. Instead, the subscription agent will hold rights certificates for the account of all foreign holders. To exercise those Series C Liberty Braves Rights, each such holder must notify the subscription agent on or before 11:00 a.m., New York City time, on the fifth business day before the expiration time, and establish to the satisfaction of the subscription agent that it is permitted to exercise its Series C Liberty Braves Rights under applicable law. The subscription agent will attempt to sell, if feasible, the Series C Liberty Braves Rights held on behalf of any foreign holder who fails to notify the subscription agent and provide acceptable instructions to it by such time (and assuming no contrary instructions are received). The estimated proceeds, if any, of any such sale will be payable to the applicable foreign holder.

Q.
Will I be charged any fees if I exercise my rights?

A.
We will not charge a fee to holders for exercising their rights. However, any holder exercising its rights through a broker, dealer or nominee will be responsible for any fees charged by its broker, dealer or nominee.

Q.
May I transfer my Series C Liberty Braves Rights if I do not want to purchase any shares?

A.
Yes. The Series C Liberty Braves Rights being distributed to holders of our Liberty Braves common stock are transferable, and we expect that they will begin trading on the Nasdaq Global Select Market on a "when-issued" basis on May 18, 2016 under the symbol "BATRV" and in the "regular way" under the symbol "BATRR" on May 19, 2016 (the first trading day following the rights distribution date and the commencement date of the rights offering) and will cease trading at the close of market immediately prior to the expiration time. However, we cannot assure you that a trading market for the Series C Liberty Braves Rights will develop.

  If you wish to transfer all or a portion of your rights, you should allow at least five business days prior to the time the rights expire for the subscription agent to receive and process your transfer instructions and issue and transmit a new rights certificate to your transferee or transferees with respect to transferred Series C Liberty Braves Rights, and to you with respect to any rights you retained.

Q.
How may I sell my Series C Liberty Braves Rights?

A.
Any holder who wishes to sell its rights should contact its broker or dealer. Any holder who wishes to sell its rights may also seek to sell the rights through the subscription agent. Each holder will be responsible for all fees associated with the sale of its rights, whether the rights are sold through its own broker or dealer or the subscription agent. We cannot assure you that any person, including the subscription agent, will be able to sell any rights on your behalf.

  If you wish to have the subscription agent seek to sell your rights, the subscription agent must receive your properly executed rights certificate, with appropriate instructions, before 11:00 a.m., New York City time, on the fifth business day before the expiration time. The subscription agent is required to sell your rights only if it is able to find buyers. If the subscription agent cannot sell your Series C Liberty Braves Rights by 5:00 p.m., New York City time, on the third business day before the expiration time, the subscription agent will return your rights certificate to you by overnight delivery.

  Please see "The Rights Offering—Method of Transferring and Selling Series C Liberty Braves Rights" for more information.

Q.
Am I required to subscribe in the rights offering?

A.
No. However, any holder of rights who chooses not to exercise its rights will experience dilution to its equity interest in our Liberty Braves common stock and our company.

Q.
If I exercise rights in the rights offering, may I cancel or change my decision?

A.
No. All exercises of rights are irrevocable.

Q.
If I exercise my rights, when will I receive the shares for which I have subscribed?

A.
We will issue the shares of our Series C Liberty Braves common stock for which subscriptions have been properly delivered to the subscription agent prior to the expiration time, as soon as practicable following the expiration time. We will not be able to calculate the number of shares of our Series C Liberty Braves common stock to be issued to each exercising rightsholder until the third business day after the expiration time, which is the latest time by which rights certificates may be delivered to the subscription agent under the guaranteed delivery procedures described under "The Rights Offering—Delivery of Subscription Materials and Payment—Guaranteed Delivery Procedures." Shares of our Series C Liberty Braves common stock that you purchase in the rights offering will be listed on the Nasdaq Global Select Market.

Q.
Have you or your board of directors made a recommendation as to whether I should exercise or transfer my rights or how I should pay my subscription price?

A.
No. Neither we nor our board of directors has made any recommendation as to whether you should exercise or transfer your rights. You should decide whether to transfer your rights, subscribe for shares of our Series C Liberty Braves common stock, or simply take no action with respect to your rights, based on your own assessment of your best interests.

Q.
What are the U.S. federal income tax consequences of the rights distribution and the rights offering to me?

A.
It is a non-waivable condition to the rights distribution that we receive the opinion of Baker Botts, dated as of the rights distribution date, to the effect that, among other things, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by us as a result of the rights distribution, and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of our Liberty Braves common stock upon the receipt of Series C Liberty Braves Rights in the rights distribution. Stockholders who receive Series C Liberty Braves Rights in the rights distribution will not recognize taxable income, gain or loss in connection with the exercise of such Series C Liberty Braves Rights pursuant to the rights offering. Any holder who sells its Series C Liberty Braves Rights prior to exercise will generally recognize gain or loss upon such sale. For a more complete summary of the material U.S. federal income tax consequences of the rights distribution and the rights offering to holders of our Liberty Braves common stock, please see the section entitled "Material U.S. Federal Income Tax Consequences of the Rights Distribution and the Rights Offering."

Q.
What should I do if I have other questions?

A.
If you have questions or need assistance, please contact D.F. King & Co., Inc., the information agent for the rights offering, at (212) 269-5550 (for banks and brokers) or (866) 342-2171 (toll free).

RISK FACTORS

        An investment in our common stock, including Series C Liberty Braves common stock, involves risk. You should consider carefully the risks described below relating to the rights offering, along with the information discussed under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016, filed with the SEC on May 9, 2016, which is incorporated by reference into this prospectus, and subsequent periodic filings we may make containing updated disclosures of such factors, together with all the other information included in this prospectus and in the documents we have incorporated by reference. The occurrence of any of the events described as possible risks could have a material adverse effect on the value of our common stock, including the Series C Liberty Braves common stock. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business. See "Where to Find More Information."

Factors Relating to the Rights Offering

If we abandon the rights distribution or terminate the rights offering, neither we nor the subscription agent will have any obligation to you except to return your subscription payments.

        There can be no assurance that the rights distribution or the rights offering will occur, as our board of directors may determine to abandon the rights distribution and, even after the Series C Liberty Braves Rights have been distributed, may also determine to abandon the rights offering prior to its commencement or terminate the rights offering following its commencement at any time prior to the expiration time. However, you may not revoke any exercise of your Series C Liberty Braves Rights. If we terminate the rights offering, neither we nor the subscription agent will have any obligation to you with respect to the Series C Liberty Braves Rights, except to return your subscription payments, without interest or deduction. In addition, if you purchase Series C Liberty Braves Rights on the public market and we later terminate the rights offering, you will lose the purchase price you paid for your Series C Liberty Braves Rights.

The subscription price may not reflect the value of the Braves Group.

        Our board of directors determined that the subscription price will represent a discount of approximately 20% to the trading day volume weighted average trading price of our Series C Liberty Braves common stock over the subscription price determination period (the Measurement Period VWAP). The subscription price does not necessarily bear any relationship to the book value of the Braves Group's assets, historic or future cash flows, or financial condition or recent stock prices or any other established criteria for valuation, and you should not consider the subscription price as any indication of the value of the Liberty Braves common stock.

Stockholders who do not exercise their Series C Liberty Braves Rights will experience dilution.

        The Series C Liberty Braves Rights will permit rightsholders to acquire an aggregate number of our Series C Liberty Braves shares equal to approximately 47% of the aggregate number of shares of our Series A Liberty Braves common stock, Series B Liberty Braves common stock and Series C Liberty Braves common stock, outstanding prior to the rights distribution record date, at an approximate 20% discount to the Measurement Period VWAP. If you do not exercise your basic subscription privilege in full and the rights offering is fully subscribed and completed, you will experience material dilution in your proportionate interest in the equity ownership of our Liberty Braves common stock and our company. If you do not exercise or sell your Series C Liberty Braves Rights, you will relinquish any value inherent in the Series C Liberty Braves Rights.

There has been no prior public market for the Series C Liberty Braves Rights, and we cannot assure you that a trading market will develop for the Series C Liberty Braves Rights.

        There has not been any public market for the trading of Series C Liberty Braves Rights prior to the rights distribution. There can be no assurance that an active trading market will develop or be sustained for the Series C Liberty Braves Rights following the rights distribution. We cannot predict the prices at which the Series C Liberty Braves Rights may trade after the rights distribution or the effect of the rights distribution on the trading prices of our Series A, Series B and Series C Liberty Braves common stock.

Although the Series C Liberty Braves Rights are being distributed to all holders of our Liberty Braves common stock on a pro rata basis, holders of Series C Liberty Braves Rights will still be subject to the provisions of our Restated Charter relating to the transfer and ownership of shares of our Liberty Braves common stock.

        In order to comply with applicable policies of Major League Baseball, our Restated Charter contains certain restrictions on the transfer and ownership of shares of our Liberty Braves common stock. In the event a holder of rights were to receive a number of shares of Series C Liberty Braves common stock as a result of the exercise of such holder's basic or oversubscription privilege that caused such holder to violate the provisions of our Restated Charter regarding the transfer and ownership of shares of Liberty Braves common stock, all or a portion of such acquired shares would be automatically transferred to a trust and sold for cash on behalf of the exercising rightsholder pursuant to the terms of our Restated Charter. As a result, such rightsholder may experience a dilution in their ownership of Liberty Braves common stock and in our company to the extent shares of Series C Liberty Braves common stock acquired in the rights offering were required to be sold pursuant to the terms of our Restated Charter.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and in the documents incorporated by reference herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that such statements are not recitations of historical fact, such statements constitute forward-looking statements which, by definition, involve risks and uncertainties. These forward-looking statements include statements relating to our anticipated financial performance and business prospects and/or statements preceded by, followed by or that include the words "believes," "estimates," "anticipates," "intends," "expects," "projects," "plans," "seeks" "may," "will," "should," and similar expressions or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus (and may appear in documents we incorporate by reference herein) and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this prospectus (or, as to documents incorporated by reference, the date of such documents), and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except as required by applicable federal securities laws. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

 THE RIGHTS OFFERING

General

        Our board of directors has determined that, subject to the satisfaction of all conditions to the rights distribution, holders of our Liberty Braves common stock will receive 0.47 of a Series C Liberty Braves Right for each share of our Series A Liberty Braves common stock held by such holder, 0.47 of a Series C Liberty Braves Right for each share of our Series B Liberty Braves common stock held by such holder, and 0.47 of a Series C Liberty Braves Right for each share of our Series C Liberty Braves common stock held by such holder, in each case, on the rights distribution record date. Fractional Series C Liberty Braves Rights will be rounded up to the nearest whole right. No Series C Liberty Braves Rights are being distributed based on ownership of any series of our Liberty SiriusXM common stock or Liberty Media common stock.

        Each Series C Liberty Braves Right entitles the holder to a basic subscription privilege and an oversubscription privilege. Under the basic subscription privilege, each whole Series C Liberty Braves Right entitles the holder to purchase one share of our Series C Liberty Braves common stock at a subscription price of $12.80, which is equal to an approximate 20% discount to the Measurement Period VWAP. Each Series C Liberty Braves Right also has an oversubscription privilege, as described below under the heading "—Subscription Privileges—Oversubscription Privilege."

        The following describes the rights offering in general and assumes (unless specifically provided otherwise) that you were a holder of our Liberty Braves common stock as of the rights distribution record date. If you held your shares of our Liberty Braves common stock in a brokerage account or through a dealer or other nominee as of the rights distribution record date, please see the information included below under the heading "—Delivery of Subscription Materials and Payment—Beneficial Owners." As used in this prospectus, the term "business day" means any day on which securities may be traded on the Nasdaq Global Select Market.

Reasons for the Rights Offering

        We are conducting the rights offering in order to raise capital to repay the Intergroup Note, as well as for general corporate purposes. See "Use of Proceeds From the Rights Offering."

Conditions to the Rights Distribution

        The rights distribution is subject to the satisfaction (as determined by our board of directors in its sole discretion) of the following conditions:

  •
  our receipt of the opinion of Baker Botts, dated as of the rights distribution date, to the effect that, for U.S. federal income tax purposes, (i) no gain or loss will be recognized by us as a result of the rights distribution, and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of our Liberty Braves common stock upon the receipt of Series C Liberty Braves Rights in the rights distribution;

  •
  the effectiveness under the Securities Act of the Registration Statement on Form S-3, of which this prospectus forms a part; and

  •
  the approval of Nasdaq for the listing of our Series C Liberty Braves Rights.

Trading Prior to the Rights Distribution Record Date

        On April 18, 2016, which was the first day of trading following the Reclassification and Exchange, shares of our Series A Liberty Braves common stock and our Series C Liberty Braves common stock began trading regular way on the Nasdaq Global Select Market under the symbols "BATRA" and "BATRK," respectively, and our Series B Liberty Braves common stock began quotation in the regular way on the OTC Markets under the symbol "BATRB". The record date for the rights distribution is 5:00 p.m., New York City time, on May 16, 2016. After the rights distribution record date and prior to the ex-dividend date for the rights offering, shares of BATRA, BATRB and BATRK will trade or quote, as applicable, with an entitlement to receive Series C Liberty Braves Rights. If you were a holder of shares of BATRA, BATRB or BATRK on the rights distribution record date, you would be entitled to receive the Series C Liberty Braves Rights issuable in respect of those shares only if you continue to hold them through the rights distribution date, which is 5:00 p.m., New York City time, on May 18, 2016.

Determination of Subscription Price and Distribution Ratio

        We determined the subscription price and the number of Series C Liberty Braves Rights to distribute based on, among other things, the market price of our Series C Liberty Braves common stock following the Reclassification and Exchange, discounts used in similar rights offerings, the general conditions of the securities markets and the amount of proceeds, after any deductions for expenses related to the rights offering, we wish to raise.

No Fractional Series C Liberty Braves Rights

        We will not issue or pay cash in lieu of fractional Series C Liberty Braves Rights. Instead, fractional Series C Liberty Braves Rights will be rounded up to the nearest whole Series C Liberty Braves Right. For example, if you hold 30 shares of our Series A Liberty Braves common stock on the rights distribution record date, you will receive 15 Series C Liberty Braves Rights to purchase shares of our Series C Liberty Braves common stock, instead of the 14.1 Series C Liberty Braves Rights you would have received without rounding.

        You may request that the subscription agent divide your rights certificate into transferable parts if you are the record holder for a number of beneficial owners of Liberty Braves common stock. However, the subscription agent will not divide your rights certificate such that (through rounding or otherwise) you would receive a greater number of Series C Liberty Braves Rights than those to which you would be entitled if you had not divided your certificates.

Commencement of the Rights Offering

        The rights offering will commence on May 19, 2016.

Expiration Time

        You may exercise the basic subscription privilege and the oversubscription privilege at any time before the expiration time, which is 5:00 p.m., New York City time, on June 16, 2016, which will be the 20th trading day following the commencement of the rights offering, unless the rights offering is extended. Any Series C Liberty Braves Rights not exercised before the expiration time will expire and become null and void. We will not be obligated to honor your exercise of Series C Liberty Braves Rights if the subscription agent receives any of the required documents relating to your exercise after the expiration time, regardless of when you transmitted the documents, unless you have timely transmitted the documents pursuant to the guaranteed delivery procedures described below.

        We may extend the expiration time for any reason. However, we may not extend the expiration time of the rights offering for more than 25 trading days past the original 20 trading day period. If we do not complete the rights offering by the 45th trading day of the subscription period, we will cause the subscription agent to return to each exercising holder the entirety of such holder's aggregate subscription price previously paid (without interest).

        If we elect to extend the date the Series C Liberty Braves Rights expire, we will issue a press release announcing the extension before 9:00 a.m., New York City time, on the first business day after the most recently announced expiration time.

Subscription Privileges

        Your rights entitle you to a basic subscription privilege and an oversubscription privilege.

        Basic Subscription Privilege.    The basic subscription privilege entitles you to purchase one share of our Series C Liberty Braves common stock per whole right, upon delivery of the required documents and payment of the subscription price per share, prior to the expiration time. You are not required to exercise your basic subscription privilege, in full or in part, unless you wish to also purchase shares under your oversubscription privilege described below.

        Oversubscription Privilege.    The Series C Liberty Braves Rights include an oversubscription privilege relating to shares of our Series C Liberty Braves common stock. The oversubscription privilege entitles you to purchase up to that number of shares of our Series C Liberty Braves common stock offered in the rights offering which are not purchased by other rightsholders pursuant to their basic subscription privilege, upon delivery of the required documents and payment of the subscription price per share prior to the expiration time. You will be permitted to purchase shares of our Series C Liberty Braves common stock pursuant to your oversubscription privilege only if other holders of Series C Liberty Braves Rights do not exercise their basic subscription privilege in full. You may exercise your oversubscription privilege with respect to our Series C Liberty Braves common stock only if you exercise your basic subscription privilege in full. If you wish to exercise your oversubscription privilege, you must specify the number of additional shares you wish to purchase, which may be up to the maximum number of shares of our Series C Liberty Braves common stock offered in the rights offering, less the number of shares you may purchase under your basic subscription privilege.

        Rightsholders should be aware that the subscription for and receipt of shares of Series C Liberty Braves common stock pursuant to exercises of both the basic and oversubscription privileges are subject, in all respects, to the provisions of our Restated Charter, specifically those provisions relating to the transfer and ownership of shares of our Liberty Braves common stock.

        Pro Rata Allocation.    If there are not enough shares of our Series C Liberty Braves common stock to satisfy all subscriptions pursuant to the exercise of the oversubscription privilege, we will allocate the shares that are available for purchase under the oversubscription privilege pro rata (subject to the elimination of fractional shares) among those rightsholders who exercise their oversubscription privilege. Pro rata means in proportion to the number of shares of the Series C Liberty Braves common stock that you and the other holders of rights have purchased pursuant to the exercise of the basic subscription privilege. If there is a need to prorate the exercise of rights pursuant to the oversubscription privilege and the proration results in the allocation to you of a greater number of shares than you subscribed for pursuant to the oversubscription privilege, then we will allocate to you only the number of shares for which you subscribed pursuant to your basic and oversubscription privileges. We will allocate the remaining shares among all other rightsholders exercising their oversubscription privileges relating to our Series C Liberty Braves common stock.

        Full Exercise of Basic Subscription Privilege.    You may exercise your oversubscription privilege relating to our Series C Liberty Braves common stock only if you exercise, in full, your basic subscription privilege represented by a single rights certificate. To determine if you have fully exercised your basic subscription privilege, we will consider only the basic subscription privilege held by you in the same capacity under a single rights certificate. For example, if you were granted rights under a single Series C Liberty Braves Rights certificate for shares of our Series C Liberty Braves common stock you own individually and rights under a single Series C Liberty Braves rights certificate for shares of our Series C Liberty Braves common stock you own jointly with your spouse, you only need to fully exercise your basic subscription privilege with respect to your individually owned rights in order to exercise your oversubscription privilege with respect to those rights. You do not have to subscribe for any shares under the basic subscription privilege owned jointly with your spouse to exercise your individual oversubscription privilege. If you transfer a portion of your rights, you may exercise your oversubscription privilege if you exercise all of the remaining rights represented by the rights certificate you receive back from the subscription agent following the transfer.

        You must exercise your oversubscription privilege at the same time as you exercise your basic subscription privilege in full.

        If you own your shares of our Series A, Series B or Series C Liberty Braves common stock through your broker, dealer or other nominee holder and you wish for them to exercise your oversubscription privilege on your behalf, the nominee holder will be required to certify to us and the subscription agent:

  •
  the series and number of shares of Liberty Braves common stock held on the rights distribution record date on your behalf;

  •
  the number of Series C Liberty Braves Rights you exercised under your basic subscription privilege;

  •
  that your entire basic subscription privilege held in the same capacity has been exercised in full; and

  •
  the number of shares of our Series C Liberty Braves common stock you subscribed for pursuant to the oversubscription privilege.

Your nominee holder must also disclose to us certain other information received from you.

        Return of Excess Payment.    If you exercise your oversubscription privilege and are allocated less than all of the shares of Series C Liberty Braves common stock for which you subscribed, the funds you paid for those shares of Series C Liberty Braves common stock that are not allocated to you will be returned by mail or similarly prompt means, without interest or deduction, as soon as practicable after the expiration time.

Exercising Your Series C Liberty Braves Rights

        Subscription materials, including rights certificates, will be made available to holders upon the commencement of the rights offering. You may exercise your Series C Liberty Braves Rights by delivering the following to the subscription agent before the expiration time:

  •
  your properly completed and executed rights certificate evidencing the exercised Series C Liberty Braves Rights with any required signature guarantees or other supplemental documentation; and

  •
  your payment in full of the subscription price for each share of our Series C Liberty Braves common stock subscribed for pursuant to the basic subscription privilege and the oversubscription privilege.

        Alternatively, if you deliver a notice of guaranteed delivery together with your subscription price payment prior to the expiration time, you must deliver the rights certificate within three business days after the delivery of such notice of guaranteed delivery using the guaranteed delivery procedures described below under the heading "—Delivery of Subscription Materials and Payment—Guaranteed Delivery Procedures." You must, in any event, provide payment in full of the subscription price for each share of our Series C Liberty Braves common stock being subscribed for pursuant to the basic subscription privilege and the oversubscription privilege to the subscription agent before the expiration time.

        Payment of Subscription Price.    Your cash payment of the subscription price must be made by either check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the subscription agent, "Computershare Trust Company, N.A." Your cash payment of the subscription price will be deemed to have been received by the subscription agent only when:

  •
  any uncertified check clears; or

  •
  the subscription agent receives any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order.

        You should note that funds paid by uncertified personal checks may take five business days or more to clear. If you wish to pay the subscription price in respect of your basic subscription privilege and oversubscription privilege by an uncertified personal check, we urge you to make payment sufficiently in advance of the time the rights expire to ensure that your payment is received and clears by that time. We urge you to consider using a certified or cashier's check or money order to avoid missing the opportunity to exercise your rights.

        You will not be entitled to any interest earned on the cash funds held by the subscription agent.

        The subscription agent will hold your payment of the subscription price in a segregated escrow account with other payments received from holders of rights until we issue to you your shares of our Series C Liberty Braves common stock, or return your overpayment, if any.

        Exercising a Portion of Your Series C Liberty Braves Rights.    If you subscribe for fewer than all of the shares of our Series C Liberty Braves common stock that you are eligible to purchase pursuant to the basic subscription privilege represented by your rights certificate, you may, under certain circumstances, request from the subscription agent a new rights certificate representing the unused rights and then attempt to sell your unused rights. See "—Method of Transferring and Selling Series C Liberty Braves Rights" below. Alternatively, you may transfer a portion of your rights and request from the subscription agent a new rights certificate representing the rights you did not transfer. If you exercise less than all of your rights represented by a single rights certificate, you may not exercise the oversubscription privilege.

        Calculation of Rights Exercised.    If you do not indicate the number of rights being exercised, or do not forward full payment of the aggregate subscription price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised the basic subscription privilege with respect to the maximum number of rights that may be exercised for the aggregate subscription price payment you delivered to the subscription agent. If your aggregate subscription price payment is greater than the amount you owe for your basic subscription and no direction is given as to the excess, you will be deemed to have exercised the oversubscription privilege to purchase the maximum number of shares available to you pursuant to your oversubscription privilege that may be purchased with your overpayment. If we do not apply your full subscription price payment to your purchase of shares of our Series C Liberty Braves common stock, we will return the excess amount to you by mail or similarly prompt means, without interest or deduction as soon as practicable after the expiration time.

        Instructions for Completing the Rights Certificate.    You should read and follow the instructions accompanying the rights certificate carefully. If you want to exercise your rights, you must send your completed rights certificates, any necessary accompanying documents and payment of the subscription price to the subscription agent. You should not send the rights certificates, any other documentation or payment to us. Any rights certificates and other items received by us will be returned to the sender as promptly as possible.

        You are responsible for the method of delivery of rights certificates, any necessary accompanying documents and payment of the subscription price to the subscription agent. If you send the rights certificates and other items by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. You should allow a sufficient number of days to ensure delivery to the subscription agent and clearance of any payment by uncertified check prior to the expiration time.

        Signature Guarantee May Be Required.    Your signature on each rights certificate must be guaranteed by an eligible institution such as a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, subject to standards and procedures adopted by the subscription agent, unless:

  •
  your rights certificate is registered in your name; or

  •
  you are an eligible institution.

Delivery of Subscription Materials and Payment

        You should deliver the rights certificate and payment of the subscription price, as well as any notices of guaranteed delivery and any other required documentation:

  If delivering by first class mail:

  Computershare Trust Company, N.A.
  Attn: Corporate Actions Voluntary Offer
  P.O. Box 43011
  Providence, RI 02940-3011

  If delivering by registered, certified or express mail, or overnight courier:

  Computershare Trust Company, N.A.
  Attn: Corporate Actions Voluntary Offer
  250 Royall Street, Suite V
  Canton, MA 02021

        In considering which method of delivery to use, holders of rights should take into consideration the amount of time remaining in the rights offerings to ensure that materials are delivered prior to the expiration of the rights offering.

        Guaranteed Delivery Procedures.    If you wish to exercise your rights, but you do not have sufficient time to deliver the rights certificates evidencing your rights to the subscription agent before the expiration time, you may exercise your rights by the following guaranteed delivery procedures:

  •
  provide your payment in full of the subscription price for each share of our Series C Liberty Braves common stock being subscribed for pursuant to the basic subscription privilege and the oversubscription privilege to the subscription agent before the expiration time;

  •
  deliver a notice of guaranteed delivery to the subscription agent at or before the expiration time; and

  •
  deliver the properly completed rights certificate evidencing the Series C Liberty Braves Rights being exercised, with any required signatures.

        Your notice of guaranteed delivery must be substantially in the form provided with the "Instructions For Use of Liberty Media Corporation Series C Liberty Braves Rights Certificates" distributed to you with your rights certificate. Your notice of guaranteed delivery must come from an eligible institution which is a member of, or a participant in, a signature guarantee program acceptable to the subscription agent. In your notice of guaranteed delivery you must state:

  •
  your name;

  •
  the number of Series C Liberty Braves Rights represented by your rights certificates, the number of shares of our Series C Liberty Braves common stock you are subscribing for pursuant to the basic subscription privilege, and the number of shares of our Series C Liberty Braves common stock, if any, you are subscribing for pursuant to the oversubscription privilege; and

  •
  our guarantee that you will deliver to the subscription agent any rights certificates evidencing the Series C Liberty Braves Rights you are exercising within three business days following the date the subscription agent receives your notice of guaranteed delivery.

        You may deliver the notice of guaranteed delivery to the subscription agent in the same manner as the rights certificate at the addresses set forth under "—Delivery of Subscription Materials and Payment" above. Eligible institutions only may also deliver the notice of guaranteed delivery to the subscription agent by facsimile at (617) 360-6810, confirmation of faxes only: (781) 575-2332.

        The information agent will send you additional copies of the form of notice of guaranteed delivery if you need them. Please call the information agent at the numbers noted below under "—Information Agent".

        Notices to Nominees.    If you are a broker, a dealer, a trustee or a depositary for securities who will hold shares of our Liberty Braves common stock for the account of others as a nominee holder and thus will hold Series C Liberty Braves Rights for the account of others as a nominee holder, you should notify the respective beneficial owners of those shares of the issuance of the Series C Liberty Braves Rights as soon as possible to find out the beneficial owners' intentions.

        You should obtain instructions from the beneficial owner with respect to the rights, as set forth in the instructions we have provided to you for your distribution to beneficial owners. If the beneficial owner so instructs, you should complete the appropriate rights certificates and submit them to the subscription agent with the proper payment. A nominee holder that holds shares for the account(s) of more than one beneficial owner may exercise the number of rights to which all such beneficial owners in the aggregate otherwise would have been entitled if they had been direct record holders of our Liberty Braves common stock on the rights distribution record date, so long as the nominee submits the appropriate rights certificates and proper payment to the subscription agent.

        Beneficial Owners.    If you will be a beneficial owner of shares of our Liberty Braves common stock and thus will be a beneficial owner of shares of our Series C Liberty Braves Rights that you hold through a nominee holder following the rights distribution, we will ask your broker, dealer or other nominee to notify you of this rights offering. If you wish to sell or exercise your rights, you will need to have your broker, dealer or other nominee act for you. To indicate your decision with respect to your Series C Liberty Braves Rights, you should complete and return to your broker, dealer or other nominee the form entitled "Beneficial Owners Election Form." You should receive this form from your broker, dealer or other nominee with the other subscription materials.

        Procedures for DTC Participants.    If you will be a broker, a dealer, a trustee or a depositary for securities who holds shares of our Liberty Braves common stock for the account of others as a nominee holder and thus will hold Series C Liberty Braves Rights for the account of others as a nominee holder, you may, upon proper showing to the subscription agent, exercise your beneficial owners' basic and oversubscription privileges through DTC. Any rights exercised through DTC are referred to as DTC Exercised Rights. You may exercise your DTC Exercised Rights through DTC's PSOP Function on the "agents subscription over PTS" procedures and instructing DTC to charge the applicable DTC account for the subscription payment and to deliver such amount to the subscription agent. DTC must receive the subscription instructions and payment for the new shares by the expiration time unless guaranteed delivery procedures are utilized, as described above.

        Determinations Regarding the Exercise of Series C Liberty Braves Rights.    We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of rights. Our decisions will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within whatever time we determine. We may reject the exercise of any of your rights because of any defect or irregularity. Your subscription will not be deemed to have been received or accepted until all irregularities have been waived by us or cured by you within the time we decide, in our sole discretion.

        We reserve the right to reject your exercise of rights if your exercise is not in accordance with the terms of the rights offering or in proper form. Neither we nor the subscription agent will have any duty to notify you of a defect or irregularity in your exercise of the rights. We will not be liable for failing to give you that notice. We will also not accept your exercise of rights if our issuance of shares of our Series C Liberty Braves common stock pursuant to your exercise could be deemed unlawful or materially burdensome. See "—Regulatory Limitation" and "—Compliance with State Regulations Pertaining to the Rights Offering" below.

Revocation of Exercised Series C Liberty Braves Rights

        Once you have exercised your basic subscription privilege and, should you choose, your oversubscription privilege, you may not revoke your exercise.

Subscription Agent

        We have appointed Computershare Trust Company, N.A. as subscription agent for the rights offering. We will pay its fees and expenses related to the rights offering.

Information Agent

        You may direct any questions or requests for assistance concerning the method of exercising your Series C Liberty Braves Rights, additional copies of this prospectus, the instructions, the notice of guaranteed delivery or other subscription materials referred to herein, to the information agent, at the following telephone number and address:

  D.F. King & Co., Inc.
  Banks and brokers call collect: (212) 269-5550
  All others call toll free: (866) 342-2171

Method of Transferring and Selling Series C Liberty Braves Rights

        We expect to list the Series C Liberty Braves Rights on the Nasdaq Global Select Market on a "when-issued" basis on May 18, 2016 under the symbol "BATRV" and in the "regular way" under the symbol "BATRR" on May 19, 2016 (the first trading day following the rights distribution date and the commencement date for the rights offering). We expect that Series C Liberty Braves Rights may be purchased or sold through usual investment channels until the close of business on the last trading day preceding the expiration time. However, there has been no prior public market for the Series C Liberty Braves Rights, and we cannot assure you that a trading market for the Series C Liberty Braves Rights will develop or, if a market develops, that the market will remain available throughout the subscription period. We also cannot assure you of the prices at which the Series C Liberty Braves Rights will trade, if at all. If you do not exercise or sell your Series C Liberty Braves Rights you will lose any value inherent in the Series C Liberty Braves Rights, respectively. See "—General Considerations Regarding the Partial Exercise, Transfer or Sale of Series C Liberty Braves Rights" below.

        Transfer of Series C Liberty Braves Rights.    You may transfer Series C Liberty Braves Rights in whole by endorsing the rights certificate for transfer. Please follow the instructions for transfer included in the information sent to you with your rights certificate. If you wish to transfer only a portion of the rights, you should deliver your properly endorsed rights certificate to the subscription agent. With your rights certificate, you should include instructions to register such portion of the rights evidenced thereby in the name of the transferee (and to issue a new rights certificate to the transferee evidencing such transferred rights). You may only transfer whole rights and not fractions of a right. If there is sufficient time before the expiration of the rights offering, the subscription agent will send you a new rights certificate evidencing the balance of the rights issued to you but not transferred to the transferee. You may also instruct the subscription agent to send the rights certificate to one or more additional transferees. If you wish to sell your remaining rights, you may request that the subscription agent send you certificates representing your remaining (whole) rights so that you may sell them through your broker or dealer. You may also request that the subscription agent sell your rights for you, as described below.

        If you wish to transfer all or a portion of your rights, you should allow at least five business days prior to the time the rights expire for the subscription agent to:

  •
  receive and process your transfer instructions; and

  •
  issue and transmit a new rights certificate to your transferee or transferees with respect to transferred Series C Liberty Braves Rights, and to you with respect to any rights you retained.

        If you wish to transfer you rights to any person other than a bank or broker, the signatures on your rights certificate must be guaranteed by an eligible institution.

        Sales of Series C Liberty Braves Rights Through the Subscription Agent.    If you choose not to sell your rights through your broker or dealer, you may seek to sell your rights through the subscription agent. If you wish to have the subscription agent seek to sell your rights, you must deliver your properly executed rights certificate, with appropriate instructions, to the subscription agent. If you want the subscription agent to seek to sell only a portion of your rights, you must send the subscription agent instructions setting forth what you would like done with the rights, along with your rights certificate.

        If the subscription agent sells rights for you, it will send you a check for the net proceeds from the sale of any of your rights as soon as practicable after the expiration time. If your rights can be sold, the sale will be deemed to have been made at the weighted average net sale price of all rights sold by the subscription agent. The aggregate fees charged by the subscription agent for selling rights will be deducted from the aggregate sale price for all such rights in determining the weighted average net sale price of all such rights. We cannot assure you, however, that a market will develop for the Series C Liberty Braves Rights, or that the subscription agent will be able to sell your Series C Liberty Braves Rights.

        The subscription agent must have received your order to sell your rights before 11:00 a.m., New York City time, on the fifth business day before the expiration time. If less than all sales orders received by the subscription agent are filled, it will prorate the sales proceeds among you and the other holders of rights based on the number of rights of the same series that each holder has instructed the subscription agent to sell during that period, irrespective of when during the period the instructions are received by it. The subscription agent is required to sell your rights only if it is able to find buyers. If the subscription agent cannot sell your Series C Liberty Braves Rights by 5:00 p.m., New York City time, on the third business day before the expiration time, the subscription agent will return your rights certificate to you by overnight delivery.

        If you sell your rights through your broker or dealer, you will likely receive a different amount of proceeds than if you sell the same amount of rights through the subscription agent. If you sell your rights through your broker or dealer instead of the subscription agent, your sales proceeds will be the actual sales price of your rights rather than the weighted average sales price described above.

General Considerations Regarding the Partial Exercise, Transfer or Sale of Series C Liberty Braves Rights

        The amount of time needed by your transferee to exercise or sell its rights depends upon the method by which the transferor delivers the rights certificates, the method of payment made by the transferee and the number of transactions which the holder instructs the subscription agent to effect. You should also allow up to ten business days for your transferee to exercise or sell the rights transferred to it. Neither we nor the subscription agent will be liable to a transferee or transferor of rights if rights certificates or any other required documents are not received in time for exercise or sale prior to the expiration time.

        You will receive a new rights certificate upon a partial exercise, transfer or sale of rights only if the subscription agent receives your properly endorsed rights certificate no later than 5:00 p.m., New York City time, on the fifth business day before the expiration time. If your instructions and rights certificate are received by the subscription agent after that time and date, you will not receive a new rights certificate and therefore will not be able to sell or exercise your remaining rights.

        You are responsible for all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of your rights, except that we will pay any fees of the subscription agent associated with the exercise of rights. Any amounts you owe will be deducted from your account.

        If you do not exercise your Series C Liberty Braves Rights before the expiration time, your Series C Liberty Braves Rights will expire and will no longer be exercisable.

Treatment of Stock Options and Other Awards

        Holders of options to purchase shares of our Liberty Braves common stock, regardless of series, on the rights distribution record date will not receive Series C Liberty Braves Rights, unless they exercise their options for shares of our Liberty Braves common stock prior to the rights distribution record date. Similarly, holders of restricted stock units with respect to shares of our Liberty Braves common stock, regardless of series, on the rights distribution record date will not receive Series C Liberty Braves Rights, unless they settle their restricted stock units (to the extent applicable) for shares of our Liberty Braves common stock prior to the rights distribution record date. In lieu of receiving any Series C Liberty Braves Rights, holders of such options are expected to receive a payment in restricted shares of our Liberty Braves common stock, and holders of such restricted stock units are expected to receive a payment in additional restricted stock units relating to our Liberty Braves common stock, which, in each case, is intended to compensate them for the diminution in value associated with the Liberty Braves common stock underlying their equity awards. Restricted shares of our Liberty Braves common stock outstanding on the rights distribution record date will receive Series C Liberty Braves Rights. These rights will not be subject to any similar vesting restrictions applicable to the restricted shares on which they were distributed due to the short-term nature of the rights offering. The fair market value of any restricted shares or restricted stock units so paid to holders of options or restricted stock units, respectively, and the fair market value of each Series C Liberty Braves Right received by a holder of restricted shares will be included in his or her income for tax purposes (which, in the case of the restricted shares and restricted stock units, will generally be upon vesting), regardless of whether the holder sells or transfers (or in the case of holders of restricted shares, exercises his or her Series C Liberty Braves Rights). Holders of our equity awards are encouraged to speak with their tax advisors.

Amount and Source of Funds and Financing for the Rights Offering; Expenses

        It is expected that we will incur an aggregate of approximately $1.1 million in expenses in connection with the rights offering. These expenses will be comprised of:

  •
  approximately $600,000 of printing and mailing expenses associated with this prospectus;

  •
  approximately $350,000 in legal fees and expenses;

  •
  approximately $20,000 in accounting fees and expenses;

  •
  approximately $20,288 in SEC filing fees; and

  •
  approximately $100,000 in other miscellaneous expenses.

We will pay these expenses from our existing cash balances.

Stock Transfer Agent and Registrar

        Computershare Trust Company, N.A. is the transfer agent and registrar for all series of our common stock.

No Recommendations to Rightsholders

        Neither we nor our board of directors has made any recommendation as to whether you should exercise or transfer your rights. You should decide whether to transfer your rights, subscribe for shares of our Series C Liberty Braves common stock, or simply take no action with respect to your rights, based on your own assessment of your best interests.

Termination

        Our board of directors may determine to abandon the rights distribution at any time and, even after the Series C Liberty Braves Rights have been distributed, may also determine to abandon the rights offering prior to its commencement or terminate the rights offering following its commencement for any reason at any time before the expiration time. If we terminate the rights offering, we will promptly issue a press release announcing the termination, and we will promptly thereafter return all subscription payments. We will not pay interest on, or deduct any amounts from, subscription payments if we terminate the rights offering.

Foreign Stockholders

        We will not mail rights certificates to stockholders on the rights distribution record date or to subsequent transferees whose addresses are outside the United States. Instead, we will have the subscription agent hold the rights certificates for those holders' accounts. To exercise their rights, foreign holders must notify the subscription agent before 11:00 a.m., New York City time, on the fifth business day prior to the expiration time, and must establish to the satisfaction of the subscription agent that such exercise is permitted under applicable law. If a foreign holder does not notify and provide acceptable instructions to the subscription agent by such time (and if no contrary instructions have been received), the rights will be sold, subject to the subscription agent's ability to find a purchaser. Any such sales will be deemed to be effected at the weighted average sale price of all Series C Liberty Braves Rights sold by the subscription agent. See "—Method of Transferring and Selling Series C Liberty Braves Rights" above. If the subscription agent sells the rights, the subscription agent will remit a check for the net proceeds from the sale of any rights to foreign holders by mail. The proceeds, if any, resulting from the sales of Series C Liberty Braves Rights of holders whose addresses are not known by the subscription agent or to whom delivery cannot be made will be held in an interest bearing account. Any amount remaining unclaimed on the second anniversary of the expiration time will be turned over to us.

Regulatory Limitation

        We will not be required to issue to you shares of our Series C Liberty Braves common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authorities to own or control such shares and if, at the expiration time, you have not obtained such clearance or approval.

Issuance of our Series C Liberty Braves Common Stock

        Unless we earlier terminate the rights offering, the subscription agent will issue to you the shares of our Series C Liberty Braves common stock purchased by you in the rights offering as soon as practicable after the expiration time. The subscription agent will effect delivery of the subscribed for shares of our Series C Liberty Braves common stock through the subscription agent's book-entry registration system by mailing to each subscribing holder a statement of holdings detailing the subscribing holder's subscribed for shares of our Series C Liberty Braves common stock and the method by which the subscribing holder may access its account and, if desired, trade its shares.

        Your payment of the aggregate subscription price will be retained by the subscription agent and will not be delivered to us, unless and until your subscription is accepted and you are issued your subscribed for shares of our Series C Liberty Braves common stock. We will not pay you any interest on funds paid to the subscription agent, regardless of whether the funds are applied to the subscription price or returned to you. You will have no rights as a stockholder of our company with respect to your subscribed for shares of our Series C Liberty Braves common stock until the shares are delivered via the book-entry registration statement. Upon such delivery, you will be deemed the owner of the shares you purchased by exercise of your rights. Unless otherwise instructed in the rights certificates, the shares issued to you pursuant to your subscription will be registered in your name or the name of your nominee, if applicable.

        We will not issue any fractional rights or shares of our Series C Liberty Braves common stock.

Shares of our Series C Liberty Braves Common Stock Outstanding Following the Rights Offering

        Assuming the rights offering is fully subscribed, and without giving effect to any anti-dilution adjustments associated with outstanding equity awards, we estimate that we would have outstanding 38,013,111 shares of our Series C Liberty Braves common stock immediately following the completion of the rights offering.

Compliance with State Regulations Pertaining to the Rights Offering

        We are not making the rights offering in any state or other jurisdiction in which it is unlawful to do so. We will not sell or accept an offer to purchase shares of our Series C Liberty Braves common stock from you if you are a resident of any state or other jurisdiction in which the sale or offer of the rights would be unlawful. We may delay the commencement of the rights offering in certain states or other jurisdictions in order to comply with the laws of those states or other jurisdictions. However, we may decide, in our sole discretion, not to modify the terms of the rights offering as may be requested by certain states or other jurisdictions. If that happens and you are a resident of the state or jurisdiction that requests the modification, you will not be eligible to participate in the rights offering. We do not expect that there will be any changes in the terms of the rights offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RIGHTS DISTRIBUTION AND THE RIGHTS OFFERING

        The following discussion is a summary of the material U.S. federal income tax consequences to holders of Liberty Braves common stock of the acquisition, ownership and disposition, expiration or exercise of the Series C Liberty Braves Rights distributed pursuant to the rights distribution. This discussion is based upon the Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated thereunder (the Treasury Regulations), administrative pronouncements and judicial decisions as of the date of this prospectus, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. In particular, changes in the Code or applicable Treasury Regulations could adversely affect the U.S. federal income tax treatment of stock rights with characteristics similar to the Series C Liberty Braves Rights. Any future legislation, Treasury Regulation, or other guidance could be enacted or promulgated so as to apply retroactively to the rights distribution or the exercise of the Series C Liberty Braves Rights. Any such changes could materially affect the continuing validity of this discussion.

        This discussion addresses only those of you who hold your shares of Liberty Braves common stock and will, after the rights distribution, hold your Series C Liberty Braves Rights as "capital assets," within the meaning of Section 1221 of the Code. This discussion is limited to the U.S. federal income tax consequences of the rights distribution and does not address all potential tax consequences that may be relevant to you in light of your particular circumstances. Further, this discussion does not address holders of our Liberty Braves common stock or Series C Liberty Braves Rights who are subject to special treatment under U.S. federal income tax laws, such as:

  •
  tax-exempt organizations;

  •
  S corporations and other pass-through entities and owners thereof;

  •
  entities taxable as a partnership for U.S. federal income tax purposes and owners thereof;

  •
  insurance companies and other financial institutions;

  •
  mutual funds;

  •
  dealers in stocks and securities;

  •
  traders or investors in Liberty Braves common stock or Series C Liberty Braves Rights who elect the mark-to-market method of accounting for such stock or rights;

  •
  stockholders who received our Liberty Braves common stock from the exercise of employee stock options or otherwise as compensation or will receive Series C Liberty Braves Rights as compensation;

  •
  stockholders who hold our Liberty Braves common stock or will hold their Series C Liberty Braves Rights in a tax-qualified retirement plan, individual retirement account or other qualified savings account;

  •
  stockholders who hold their shares of Liberty Braves common stock or will hold Series C Liberty Braves Rights as part of a hedge, straddle, wash sale, or a constructive sale or conversion transaction or other risk reduction or integrated investment transaction;

  •
  certain United States expatriates; and

  •
  individuals who are not citizens or residents of the United States, foreign corporations and other foreign entities.

        This discussion also does not address the effect of any state, local or foreign tax laws that may apply or the application of the U.S. federal estate and gift tax or the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences of the rights distribution to current holders of options, warrants or other rights to acquire shares of our Liberty Braves common stock.

You should consult your tax advisor regarding the application of the U.S. federal income tax laws to your particular situation, as well as the applicability of any U.S. federal estate and gift, state, local or foreign tax laws to which you may be subject.

Tax Implications of the Rights Distribution

        It is a condition to the completion of the rights distribution that we receive the opinion of Baker Botts, dated as of the rights distribution date, to the effect that, under current U.S. federal income tax law, (i) no gain or loss will be recognized by us as a result of the rights distribution; and (ii) no gain or loss will be recognized by, and no amount will be included in the income of, holders of Liberty Braves common stock upon the receipt of the Series C Liberty Braves Rights in the rights distribution.

        The opinion of Baker Botts will be conditioned upon the accuracy of the facts, information, statements, representations, covenants, and assumptions upon which the opinion is based and will be subject to the conditions, limitations, and qualifications referenced in the opinion and in this discussion. Any inaccuracy in any of the facts, information, statements, representations, or assumptions or breach of any of the covenants upon which the opinion is based could adversely affect the conclusions reached in the opinion and in this discussion. Please see the discussion below under the heading "—No IRS Ruling Will Be Requested" for a further discussion of the opinion.

        Assuming that the opinion of Baker Botts is delivered to us on the rights distribution date, as described above, and that the treatment of the rights distribution as described therein is respected, then:

  •
  if, on the rights distribution date, the fair market value of Series C Liberty Braves Rights which we distribute to you represents (x) less than 15% of the fair market value of your shares of Liberty Braves common stock with respect to which such rights were distributed, your basis in those rights generally will be zero, or (y) 15% or more of the fair market value of your shares of Liberty Braves common stock with respect to which such rights were distributed, your basis in your shares of Liberty Braves common stock with respect to which such rights were distributed will be allocated between those shares of Liberty Braves common stock and the Series C Liberty Braves Rights in proportion to their relative fair market values on the rights distribution date; and

  •
  your holding period for the Series C Liberty Braves Rights that we distribute to you will include the holding period of your shares of Liberty Braves common stock with respect to which such rights were distributed.

        If, on the distribution date, the fair market value of the Series C Liberty Braves Rights we distribute to you represents less than 15% of the fair market value of your Liberty Braves common stock, you may make an election to allocate your basis in your Liberty Braves common stock between such stock and the rights in proportion to their relative fair market values on the rights distribution date. This election may be made pursuant to Section 307 of the Code and the Treasury regulations thereunder and will be irrevocable once made.

        Holders of Liberty Braves common stock that have acquired different blocks of our Liberty Braves common stock at different times or at different prices should consult their tax advisors regarding the allocation of their aggregate basis among, and their holding period of, Series C Liberty Braves Rights distributed pursuant to the rights distribution.

No IRS Ruling Will Be Requested

        We have not sought any ruling from the IRS, and do not intend to seek any ruling, relating to the rights distribution. Opinions of counsel are not binding on the IRS and the conclusions expressed in the opinion of Baker Botts could be challenged by the IRS. In addition, there are no Code provisions, Treasury Regulations, court decisions, or published rulings of the IRS bearing directly on the tax effects of the characterization of "tracking stock," such as the Liberty Braves common stock or rights to purchase such stock. Therefore, it is possible that the IRS could successfully assert that the rights distribution could be taxable to you and/or us.

        If the Series C Liberty Braves Rights represent property other than rights to purchase stock of our company, the receipt of such rights by you might be treated as a taxable distribution in an amount equal to the fair market value of such rights. Furthermore, we could recognize a significant taxable gain as a result of the rights distribution in an amount equal to the excess of the fair market value of the distributed Series C Liberty Braves Rights over any basis that we have in such rights.

        In addition to the foregoing, due to the absence of authorities relating directly to the characterization of tracking stock (including rights to purchase tracking stock) under Section 306 of the Code, there is also a risk that the IRS could successfully assert that the Series C Liberty Braves Rights (and any stock acquired upon exercise of such rights) constitute "Section 306 stock," within the meaning of Section 306(c) of the Code. Stock (including a right to acquire stock) will be Section 306 stock if it is stock that is "not common stock" and satisfies certain other requirements described in Section 306(c)(1)(B) of the Code. The IRS has ruled that stock is other than common stock, for this purpose, if the stock does not participate in corporate growth to any significant extent.

        In general, if the Series C Liberty Braves Rights (or stock acquired upon exercise of such rights) constitute Section 306 stock, then any amount realized by you on a subsequent taxable disposition of such rights or stock may be taxable to you, in whole or in part, as ordinary income or dividend income, and you may not be able to recognize any loss on such disposition. Holders should consult their tax advisors concerning the possible application of Section 306 of the Code.

Sale, Exchange or Other Disposition of Series C Liberty Braves Rights

        Upon the sale, exchange or other disposition of your Series C Liberty Braves Rights, you generally will recognize capital gain or loss equal to the difference between the amount realized and your basis in such rights. Such gain or loss will be long-term capital gain or loss if your holding period in the Series C Liberty Braves Rights is more than one year on the date of the sale, exchange or other disposition. Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than short-term capital gains. The deductibility of capital losses is subject to limitations.

Expiration of Series C Liberty Braves Rights

        If you receive Series C Liberty Braves Rights in the rights distribution from us and you allow such rights to expire (i.e., you retain but do not exercise such rights), then you will not be permitted to recognize a taxable loss. If your basis in your Liberty Braves common stock was allocated between that stock and the distributed Series C Liberty Braves Rights, then your basis in the expired Series C Liberty Braves Rights will be reallocated to that stock.

Exercise of Series C Liberty Braves Rights; Basis and Holding Period of Acquired Shares

        You will not recognize gain or loss upon the exercise of the Series C Liberty Braves Rights. Your basis in the Series C Liberty Braves common stock you acquire through exercise of such rights will equal the sum of (1) the subscription price you paid to acquire such Series C Liberty Braves common stock and (2) your basis, if any, in the Series C Liberty Braves Rights which you exercised. Your holding period in the acquired Series C Liberty Braves common stock will begin on the day you exercise the Series C Liberty Braves Rights.

Information Reporting and Backup Withholding

        In general, information reporting to the IRS and backup withholding may apply to your sale, exchange or other disposition of Series C Liberty Braves Rights. Backup withholding (currently 28%) may apply to "reportable payments" if you fail to provide a correct taxpayer identification number and certain other information, fail to provide a certification of exempt status or fail to report your full dividend and interest income. You are not subject to backup withholding if you (i) are a corporation or fall within certain other exempt categories and, when required, demonstrate that fact or (ii) provide a correct taxpayer identification number, certify under penalties of perjury that you are not subject to backup withholding, and otherwise comply with the applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against your U.S. federal income tax liability provided the required information is properly furnished to the IRS. The information reporting requirements may apply regardless of whether backup withholding is required.

Net Investment Income

        A 3.8% tax is imposed on the net investment income of certain U.S. citizens and resident aliens and on the undistributed net investment income of certain estates and trusts. Among other items, net investment income generally would include any capital gain recognized by a holder of Liberty Braves common stock upon a sale or exchange of a Series C Liberty Braves Right prior to its exercise (net of certain capital losses).

 USE OF PROCEEDS FROM THE RIGHTS OFFERING

        We will use any net proceeds we receive from the rights offering to repay the Intergroup Note, as well as for general corporate purposes. Please see the description of the Intergroup Note and the Development Project included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which is incorporated by reference herein. We expect our expenses related to the rights offering to be approximately $1.1 million.

 PLAN OF DISTRIBUTION

        We are distributing our Series C Liberty Braves Rights directly to holders of our Liberty Braves common stock, on a pro rata basis, pursuant to the rights distribution, and expect to list our Series C Liberty Braves Rights on the Nasdaq Global Select Market on a "when-issued" basis on May 18, 2016 under the symbol "BATRV" and in the "regular way" under the symbol "BATRR" on May 19, 2016 (the first trading day following the rights distribution date and the commencement date for the rights offering).

        We will pay D.F. King & Co., Inc., the information agent, an estimated fee of approximately $10,000 and Computershare Trust Company, N.A., the subscription agent, an estimated fee of approximately $22,500 for their services in connection with the rights offering (which includes the subscription agent's fees associated with the exercise but not the sale of rights). We have also agreed to reimburse the information agent and the subscription agent their reasonable expenses.

        We estimate that our total expenses in connection with the rights offering, including registration, legal, printing and accounting fees, will be approximately $1.1 million.

        We have not employed any brokers, dealers or underwriters in connection with the solicitation or exercise of rights. Except as described in this section, we are not paying any other commissions, fees or discounts in connection with the rights offering. Some of our employees may solicit responses from you as a holder of rights, but we will not pay our employees any commissions or compensation for such services other than their normal employment compensation.

 LEGAL MATTERS

        Legal matters relating to (i) the validity of the securities to be issued in the rights offering and (ii) the material U.S. federal income tax consequences of the rights offering will be passed upon by Baker Botts L.L.P.

EXPERTS

        The consolidated financial statements of Liberty Media Corporation as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein and in the Registration Statement on Form S-3 in reliance upon the reports of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2015 consolidated financial statements refers to the adoption of ASU 2015-17: Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table sets forth the estimated expenses payable by Liberty Media Corporation, a Delaware corporation (the "Company" or the "Registrant"), in connection with the offering described in this Registration Statement. All amounts are estimates except the registration fee.

Registration fee	$20,288
Accounting fees and expenses	20,000
Legal fees and expenses	350,000
Printing and engraving expenses	600,000
Miscellaneous	100,000

Total	$1,090,288

Item 15.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

        Article V, Section E of the Restated Certificate of Incorporation (the "Charter") of the Registrant provides as follows:

          1.     Limitation On Liability.    To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Registrant will not be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Registrant existing at the time of such repeal or modification.

          2.     Indemnification.

            (a)   Right to Indemnification.    The Registrant will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of Article V, Section E of the Charter. The Registrant will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the board of directors of the Registrant.

            (b)   Prepayment of Expenses.    The Registrant will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

            (c)   Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Registrant, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney's fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Registrant will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

            (d)   Non-Exclusivity of Rights.    The rights conferred on any person by Article V, Section E of the Charter will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Charter, the bylaws of the Registrant, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

            (e)   Other Indemnification.    The Registrant's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

          3.     Amendment or Repeal.    Any amendment, modification or repeal of the foregoing provisions of Article V, Section E of the Charter will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Item 16.    Exhibits.

        A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (5)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

  (B)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(b)
The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 18th day of May, 2016.

LIBERTY MEDIA CORPORATION
By:	/s/ RICHARD N. BAER Richard N. Baer Chief Legal Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher W. Shean and Richard N. Baer his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN C. MALONE John C. Malone	Chairman of the Board and Director	May 18, 2016
/s/ GREGORY B. MAFFEI Gregory B. Maffei	Chief Executive Officer (Principal Executive Officer), President and Director	May 18, 2016
/s/ CHRISTOPHER W. SHEAN Christopher W. Shean	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	May 18, 2016
/s/ ROBERT R. BENNETT Robert R. Bennett	Director	May 18, 2016

Name	Title	Date

/s/ BRIAN DEEVY Brian Deevy	Director	May 18, 2016
/s/ M. IAN G. GILCHRIST M. Ian G. Gilchrist	Director	May 18, 2016
/s/ EVAN D. MALONE Evan D. Malone	Director	May 18, 2016
/s/ DAVID E. RAPLEY David E. Rapley	Director	May 18, 2016
/s/ LARRY E. ROMRELL Larry E. Romrell	Director	May 18, 2016
/s/ ANDREA L. WONG Andrea L. Wong	Director	May 18, 2016

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1	Reorganization Agreement, dated as of October 28, 2014, between the Registrant and Liberty Broadband Corporation (incorporated by reference to Exhibit 2.1 to Liberty Broadband Corporation's Current Report on Form 8-K filed on November 10, 2014 (File No. 001-36713)).
3.1
Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registrant's Registration Statement on Form S-4 filed on February 18, 2016 (File No. 333-208699)).
3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 6, 2015 (File No. 001-35707)).
4.1
Specimen Certificate for shares of the Registrant's Series C Liberty Braves Common Stock, par value $.01 per share (incorporated by reference to Exhibit 4.9 the Registrant's Registration Statement on Form S-4 filed on December 22, 2015 (File No. 333-208699)).
4.2	Specimen Certificate for Series C Liberty Braves Common Stock Subscription Rights of the Registrant.
4.3	Instructions for use of Series C Liberty Braves Common Stock Subscription Right Certificates of the Registrant.
5.1	Opinion of Baker Botts L.L.P.
8.1	Opinion of Baker Botts L.L.P. regarding certain tax matters.
23.1	Consent of KPMG LLP.
23.2	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).
24.1	Powers of Attorney (included on page II-5).
99.1	Form of Notice of Guaranteed Delivery.
99.2	Form of Letter from the Registrant to Brokers, Dealers and Nominees.
99.3	Form of Letter from Brokers, Dealers and Nominees to Clients.
99.4	Form of Notice to Rightsholders who are Record Holders.
99.5	Form of Beneficial Owner Election Form.